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                                                               Exhibit (a)(1)(I)

STOCK OPTION EXCHANGE PROGRAM
REMINDER COMMUNICATIONS

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Reminder to be sent via email from the exchangeoffer@checkfree.com mailbox to all individuals who have not returned their Election form by 6/30/03:



This email is being sent as a reminder to let you know that the Human Resources Department has not yet received your Election Form for the Stock Option Exchange Program. The form was distributed to you, along with information about the program, on July 17th.

Please be aware that, whether or not you decide to participate in the offer, it is required that you complete and return the Election Form, along with your Grant Detail Report, to confirm your decision. The deadline for returning the form is 5:00 p.m. EDT on July 17, 2003.

Forms may be returned via fax or in person.

-- Fax the election forms to Tracy Cui at (678) 375-2301. Your fax confirmation will serve as confirmation that your form has been received.

-- Forms may be hand-delivered to Tracy Cui in the Human Resources department in Norcross, 1st floor of Building 4 between the hours of 8:00 am 6:00 pm. A dated receipt will be provided as a confirmation for hand-delivered forms.

Please reply to this dedicated mailbox with any questions about the program or the process.

Thank you!
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Reminder to be sent via email from the exchangeoffer@checkfree.com mailbox to all individuals who have not returned their Election form by 7/7/03:


This email is being sent as a second reminder to let you know that the Human Resources Department has not yet received your Election Form for the Stock Option Exchange Program. The form was distributed to you, along with information about the program, on July 17th.

Please be aware that, whether or not you decide to participate in the offer, it is required that you complete and return the Election Form, along with your Grant Detail Report, to confirm your decision. The deadline for returning the form is 5:00 P.M. EDT ON JULY 17, 2003.

Forms may be returned via fax or in person.

-- Fax the election forms to Tracy Cui at (678) 375-2301. Your fax confirmation will serve as confirmation that your form has been received.

-- Forms may be hand-delivered to Tracy Cui in the Human Resources department in Norcross, 1st floor of Building 4 between the hours of 8:00 am 6:00 pm. A dated receipt will be provided as a confirmation for hand-delivered forms.

Please reply to this dedicated mailbox with any questions about the program or the process. We will be glad to answer any questions you may have.

Thank you!


                  4411 E Jones Bridge Road, Norcross, GA 30092
                      Fax: 678/375-1332 - www.checkfree.com